SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February11, 2008

GLOBAL GENERAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-28417	76-0599457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South Biscayne Boulevard, 28th Floor Miami Center
Miami, Florida 33131
(Address of principal executive offices)

1-800-936-3204
(Registrant's telephone number, including area code)

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(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e -4(c))
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Section 1 -  Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Contract.

On February 5, 2008, the Registrant signed a non-binding Letter of Intent (the ÒNon-Binding January LOI “) with privately-held SmartWear Technologies, a security solutions provider offering solutions in the areas of homeland security and personal safety though patented and proprietary Radio Frequency Identification (RFID) and Global Positioning Systems (GPS) based technologies.
Based on subsequent discussion between the Parties, they have agreed that the terms and conditions in the Non-Binding January LOI are now to be considered to be a Binding Letter of Intent, subject, of course, to standard mutually satisfactory due diligence and the execution of a Share Exchange Agreement between the shareholders of SmartWear and Global General.
A copy of the new Binding Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Information. Not applicable
(b)	Pro forma financial information. Not applicable
(c)	Exhibits. The following exhibits are included with this report:

Exhibit
Number

Exhibit Number	Description

10.1	Letter of Intent between the Registrant and SmartWear Technologies, dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 14, 2008

Global General Technologies, Inc.

By: /s/ Gary T. Stroud

 Name: Gary T. Stroud
 Title: President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Letter of Intent between the Registrant and SmartWear Technologies, dated February 11, 2008.